                                  EXHIBIT 4.3



                            PROFIT SHARING PLAN OF

                            P.H. GLATFELTER COMPANY
                                      AND
                       THE GLATFELTER PULP WOOD COMPANY
                          (SPRING GROVE HOURLY GROUP)

                     AS AMENDED, EFFECTIVE JANUARY 1, 1989
                      RESTATED EFFECTIVE OCTOBER 1, 1995



The Employees' Profit Sharing Plan of P.H. Glatfelter Company and The Glatfelter Pulp Wood Company was originally effective January 1, 1961. Effective January 1, 1980, that Plan was superseded by two new plans, one of which was the Hourly Employees' Profit Sharing Plan of P.H. Glatfelter Company and The Glatfelter Pulp Wood Company. This Plan is a continuation of that Plan.



                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

                                   SECTION 1
                         DEFINITIONS AND CONSTRUCTION
                         ----------------------------
       1.1     Definitions.................................................  1
       1.2     Uncapitalized Terms......................................... 13
       1.3     Gender...................................................... 13


                                   SECTION 2
                                  ELIGIBILITY
                                  -----------

       2.1     Active Members as of December 31, 1988...................... 14
       2.2     Other Eligible Employees.................................... 14
       2.3     Former Employees............................................ 14
       2.4     Service with Bergstrom Paper Company........................ 14


                                   SECTION 3
                             COMPANY CONTRIBUTIONS
                             ---------------------

       3.1     P.H. Glatfelter Company..................................... 15
       3.2     The Glatfelter Pulp Wood Company............................ 16
       3.3     Hourly Spring Grove Group Percentage........................ 17
       3.4     Nonforfeitability........................................... 18

                                   SECTION 4
                        ALLOCATIONS TO SHARING MEMBERS
                        ------------------------------

       4.1     Allocation.................................................. 19
       4.2     Deferred Elections.......................................... 21
       4.3     Limitation on Elections..................................... 21
       4.4     Payment of Contributions.................................... 27
       4.5     Cash Payments............................................... 28
       4.6     Maximum Allocations......................................... 28
       4.7     Predecessor Plan............................................ 36


                                   SECTION 5
                           ADMINISTRATION OF THE FUND
                           --------------------------

       5.1     Investment by Trustee....................................... 37
       5.2     Investment Portfolios....................................... 37
       5.3     Valuation of Accounts....................................... 37


                                   SECTION 6
                              BENEFITS FOR MEMBERS
                              --------------------

       6.1     Separation from Service or Death............................ 38
       6.2     Emergency Withdrawals....................................... 39
       6.3     Other Withdrawals........................................... 42


                                   SECTION 7
                       METHOD OF DISTRIBUTION OF BENEFITS
                       ----------------------------------

       7.1     Form of Distribution........................................ 47
       7.2     Death Benefits.............................................. 48
       7.3     Life Expectancy............................................. 51
       7.4     Minimum Distribution Requirements........................... 51
       7.5     Applicability............................................... 51
       7.6     Transfer of Account to Other Plan........................... 52
       7.7     Transfers to Salaried Group................................. 54


                                   SECTION 8
                                 ADMINISTRATION
                                 --------------

       8.1     Administrator............................................... 55
       8.2     Named Fiduciary............................................. 55
       8.3     Rules of Administration..................................... 55
       8.4     Services to the Plan........................................ 56
       8.5     Funding Policy.............................................. 56
       8.6     Claims Procedure............................................ 56
       8.7     Liability for Administration................................ 58

                                     ii                                 08/13/96

                                   SECTION 9
                           AMENDMENT AND TERMINATION
                           -------------------------

       9.1     Amendment................................................... 59


                                  SECTION 10
                              GENERAL PROVISIONS
                              ------------------

       10.1    Investment Expenses......................................... 60
       10.2    Other Expenses.............................................. 60
       10.3    Voting Rights............................................... 60
       10.4    Annual Statement............................................ 60
       10.5    Change of Beneficiary....................................... 60
       10.6    Payments Due Minors or Incapacitated Persons................ 61
       10.7    Uniform Administration...................................... 61
       10.8    Return of Nondeductible or Erroneous
                 Contribution.............................................. 61
       10.9    Source of Payment........................................... 62
       10.10   No Right to Employment...................................... 62
       10.11   Inalienability of Benefits.................................. 62
       10.12   Mergers, etc................................................ 63
       10.13   Governing Law............................................... 63
       10.14   Information Required of Participants........................ 63
       10.15   Missing Persons............................................. 63
       10.16   Effective Date.............................................. 64

                                     iii                                08/13/96

                                   SECTION 1
                                   ---------

                         DEFINITIONS AND CONSTRUCTION
                         ----------------------------


          1.1    Definitions.  Whenever used in this Plan:
                 -----------

                 "Account" means, for each Member, an account established to
                  -------
record his interest in the Fund.

                 "Account Balance" means, for each Member, the net amount
                  ---------------
credited to his Accounts at any given time.

                 "Active Member" means an individual who has become an Active
                  -------------
Member as provided in Section 2 and has at all times thereafter been an Eligible Employee.

                 "Administrator" means the administrator of the Plan as
                  -------------
designated under Section 8.1.

                 "Affiliate" means any trade or business (other than the
                  ---------
Company) that is a member of a controlled group of corporations, a group of commonly controlled trades or businesses, or an affiliated service group (as determined under Sections 414(b), (c) or (m) of the Code) of which the Company is a member, or is required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code; provided, however, that for purposes of Section 4.6 hereof, such determination is modified in the manner set forth in Section 415(h) of the Code.

                 "Age" means age on last birthday, except that an individual
                  ---
attains age 70-1/2 on the corresponding date in the sixth calendar month following the month in which his seventieth

                                     1                                  08/13/96
birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

                 "Beneficiary" means, for each Member, the individual or entity
                  -----------
described in Section 7.2.

                 "Benefit Accrual Period" means, with respect to any Active
                  ----------------------
Member, the portion of a Plan Year that begins on the later of January 1 or the date on which he becomes an Active Member and ends on the earliest of December 31, the date on which he ceases to be an Eligible Employee but continues to be an Employee, the date he actually retires from the Company, or the date he dies.

                 "Board" means the Board of Directors of P.H. Glatfelter
                  -----
Company.

                 "Code" means the Internal Revenue Code of 1986, as amended (or
                  ----
any predecessor or successor thereto).

                 "Company" means P.H. Glatfelter Company, a Pennsylvania
                  -------
corporation, The Glatfelter Pulp Wood Company, a Maryland corporation, and/or Spring Grove Water Company, a Pennsylvania corporation, as the context may indicate.

                 "Earnings" means, with respect to any Employee, for any Plan
                  --------
Year, all straight time earnings received during his Benefit Accrual Period of the Plan Year, including shift differential, vacation pay and holiday pay, but excluding premium for overtime, moving expenses, severance pay, suggestion awards, amounts paid or credited as profit sharing distributions, and taxable compensation attributable to matching contributions under

                                     2                                  08/13/96
the P.H. Glatfelter Company Employee Stock Purchase Plan. With respect to any Plan Year, the "Earnings" of each Employee shall not include that portion of his Earnings in excess of the amount to which the $200,000 limit (for Plan Years beginning before January 1, 1994) or the $150,000 (for Plan Years beginning on or after January 1, 1994) limit of Code section 401(a)(17) has been indexed. In determining the Earnings of an Employee for purposes of applying the limitation of Code section 401(a)(17), the rules of Code section 414(q)(6) shall apply, except that the term "family members" shall include only the spouse of the Employee and any lineal descendants who have not attained Age 19 before the close of the Plan Year. In applying the rules of section 414(q)(6) of the Code, the limitation of Code section 401(a)(17) shall be allocated among family members in proportion to their Earnings without regard to such limitation.

                 "Effective Date" of the Plan means January 1, 1961.
                  --------------

                 "Elective Contribution" means, for any Plan Year, for each
                  ---------------------
 Sharing Member, 100% of the Company contribution allocated to him under Section 4.1(a) for that year minus any Nonelective Contribution for the year, but not to exceed $7,000 (or such other amount as may be fixed for elective deferrals by the Secretary of the Treasury or his delegate). This amount shall be the amount of the Company contribution that the Sharing Member may elect to receive in cash or to defer under the Plan.

                                     3                                  08/13/96

                 "Eligibility Computation Period" means with respect to any
                  ------------------------------
Employee, the twelve-month period beginning on his Employment Date and all calendar years after his Employment Date.

                 "Eligible Employee" means an Employee who is an hourly employee
                  -----------------
of the Company, in its Spring Grove Group; except that any Employee with respect to whom retirement benefits have been the subject of good faith collective bargaining shall not be an Eligible Employee unless the collective bargaining agreement relating to his employment so provides, and, effective October 1, 1995, Employees in the Conference Group shall not be Eligible Employees.

                 "Employee" means any individual employed by the Company or an
                  --------
Affiliate or absent under circumstances included in his Full-Time Employment. An individual shall be deemed to be employed by the Company or an Affiliate if such individual is employed directly by the Company or such Affiliate or is a leased employee, within the meaning of Section 414(n) or 414(o) of the Code, with respect to whose services the Company or such Affiliate is the recipient and to whom Section 414(n)(5) of the Code does not apply. An individual shall cease to be an Employee upon his resignation, discharge, death or actual retirement from the Company.

                 "Employment Date" means the day on which an Employee completes
                  ---------------
his first Hour of Service.

                 "Full-Time Employment" means employment by the Company in a
                  --------------------
position designated by the Company as full-time.

                                     4                                  08/13/96

Any of the following types of absence shall be counted as Full-Time Employment if it immediately follows a period of Full-Time Employment:

                 (a) absence or leave for sickness, accident, government service or extended vacation approved by the Company pursuant to uniform policy equally applicable to all Employees.

                 (b) layoff of less than one year, if the Employee returns to work within one week after being recalled by certified letter.

                 (c)  absence during which regular remuneration is paid.

                 "Fund" means the trust fund consisting of the property and
                  ----
income therefrom which from time to time shall be received and held by the Trustee for the payment of benefits under the Plan.

                 "Highly-Compensated Sharing Member" means a Sharing Member who
                  ---------------------------------
during the current Plan Year or the immediately preceding Plan Year:

                 (a) was a five-percent owner, as defined in Section 416(i)(1) of the Code;

                 (b) received more than $75,000 (or such other amount as may be provided under Section 414(q) of the Code) in compensation from the Company or an Affiliate;

                 (c) received more than $50,000 (or such other amount as may be provided under section 414(q) of the Code) in compensation from the Company or an Affiliate and was among the

                                     5                                  08/13/96
top 20% of Employees ranked by pay (excluding, for purposes of identifying the number of Employees in the top 20%, Employees described in Section 414(q)(8) of the Code to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Company); or

                 (d) was among the 50 (or, if lesser, the greater of 3 or 10% of all Employees, excluding, for purposes of identifying the number of Employees in the top 20%, Employees described in Section 414(q)(8) of the Code, to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Company) officers of the Company or an Affiliate who received compensation of more than 50% of the dollar limit under Section 415(b)(1)(A) of the Code; provided, however, that, if no officer has satisfied the compensation requirement described above during either the current Plan Year or the immediately preceding Plan Year, the highest paid officer for such year shall be treated as a Highly-Compensated Sharing Member.

          However, a Sharing Member, other than a five-percent owner, who was not a Highly-Compensated Sharing Member in the preceding year is a Highly-Compensated Sharing Member for the current year only if he is among the top 100 Employees ranked by compensation for the current year. For purposes of this Paragraph, "compensation" shall mean compensation reported on Form W-2 for the Employee for the Plan Year, but including amounts that would be excluded from an Employee's gross income

                                     6                                  08/13/96
under a plan described in Section 125, 401(k), or 403(b) of the Code. Notwithstanding anything in this Plan to the contrary, Highly-Compensated Sharing Members shall be determined in accordance with Sections 414(q) and 401(k) of the Code and regulations thereunder.

                 "Hour of Service" means a credit used to measure service for
                  ---------------
various purposes under the Plan. Hours of Service are credited as follows:

                 (a) Each week in which an Employee has any Full-Time Employment shall count as 45 Hours of Service.

                 (b) Each week of absence for military service from which the Employee returns to the Company or an Affiliate with legally protected reemployment rights, but which is not treated as Full-time Employment, shall count as a number of Hours of Service equal to the number of hours of work in the Employee's customary week of work at the time the absence began.

                 (c) Each hour which is not included in a period described in Paragraph (a) or (b) but for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate, for the performance of duties or otherwise, including back pay, without regard to mitigation of damages, shall count as one Hour of Service; provided that no Hours of Service shall be credited under this Paragraph (c) to the extent such credit will cause the Employee to be credited with more than 501 Hours of Service (including Hours of Service credited under

                                     7                                  08/13/96

Paragraphs (a) and (b)) with respect to any single continuous period during which the Employee performs no duties.

                 (d) Hours of Service for the performance of duties shall be credited to the Employee for the computation period or periods in which the services are performed. Hours of Service for back pay shall be credited to the Employee for the computation period or computation periods to which the award or agreement pertains rather than the computation period or periods in which it was made. All other Hours of Service under Paragraph (c) shall be credited to the Employee for the computation period or periods in which payment is made or amounts payable to the Employee become due.

                 (d) Paragraphs (a)-(d) notwithstanding, Hours of Service shall be credited at least as liberally as required by Department of Labor Regulation
(S)2530.200b-2(b) and (c).

                 (f) In the case of an individual who is an Employee solely by reason of service as a leased employee, within the meaning of Section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Company or Affiliate that is the recipient thereof.

                 "Key Employee" means, with respect to any Plan Year, a key
                  ------------
employee who is described in Section 416(i) of the Code.

                                     8                                  08/13/96

                 "Member" means (a) an Active Member and (b) a former Active
                  ------
Member who has a balance standing to his Account under the Plan.

                 "Nonelective Contribution" means in any Top-Heavy Plan Year,
                  ------------------------
for each Active Member, a portion of the Company contribution allocated to the Active Member for the year under Section 4.1 with respect to which the deferral election under Section 4.2 shall not apply.

                 "Normal Retirement Age" means Age 65.
                  ---------------------

                 "Permissive Aggregation Group" means the group of qualified
                  ----------------------------
retirement plans maintained by the Company or any Affiliate, which group consists of the Required Aggregation Group and any other such plan or plans which, considered together with the Required Aggregation Group, meets the requirements of Sections 401(a)(4) and 410 of the Code.

                 "Plan" means the Profit Sharing Plan set forth herein, as the
                  ----
same may be amended from time to time.

                 "Plan Year" means a calendar year after 1960.
                  ---------

                 "Predecessor Plan" means the Hourly Employees' Profit Sharing
                  ----------------
Plan of P.H. Glatfelter Company and The Glatfelter Pulp Wood Company and any plan defined as a "Predecessor Plan" therein.

                 "Required Aggregation Group" means the group of qualified
                  --------------------------
retirement plans maintained by the Company or any Affiliate, including a frozen plan or a plan that has been terminated during the five year period ending on the last day of

                                     9                                  08/13/96
the preceding Plan Year (or, in the case of the first Plan Year, the last day of such Plan Year), which group consists of each such plan in which a Key Employee is a participant (or, in the case of a terminated plan, was a participant in such five-year period) and each other plan that enables any such plan to meet the requirements of Section 401(a)(4) or 410 of the Code, but only if such group includes this Plan. Otherwise, the Required Aggregation Group consists of this Plan only.

                 "Separation from Service" means an Employee's resignation,
                  -----------------------
discharge or actual retirement from the Company, or any absence that causes him to cease to be an Employee.

                 "Sharing Member" means, for any Plan Year, an Employee who (a)
                  --------------
is an Active Member as of the last day of his Benefit Accrual Period for such Plan Year, and (b) completed 1,000 or more Hours of Service during the Plan Year or completed during his Benefit Accrual Period of the Plan Year a number of Hours of Service as an Active Member at least equal to 83-1/3 times the number of full calendar months in his Benefit Accrual Period.

                 "Super Top-Heavy Plan Year" means a Plan Year in which the Plan
                  -------------------------
is super top-heavy, determined by substituting "90%" for "60%" each place the latter percentage appears in the definition of Top-Heavy Plan Year.

                 "Top-Heavy Plan Year" means a Plan Year that begins after
                  -------------------
December 31, 1983, in which the Plan is top-heavy. The Plan is top-heavy in any Plan Year if, on the last day of the

                                    10                                  08/13/96
preceding year (or, in the case of the first Plan Year, the last day of such Plan Year), the Required Aggregation Group is top-heavy and the Required Aggregation Group is not part of a Permissive Aggregation Group that is not top-heavy. The Required Aggregation Group or a Permissive Aggregation Group (the "Group") is top-heavy for a given Plan Year if the aggregate of the accounts (or the present value of cumulative accrued benefits, in the case of a defined benefit plan included in the Group) of participants who are Key Employees exceeds 60% of the like amount determined for all participants in all plans included in such Group. For purposes of this definition:

                 (a) the account or the present value of the accrued benefit of any participant shall be increased by the amount of any distribution to such participant during the five-year period ending on the date described above; provided that no such increase shall arise from any rollover contribution or plan-to-plan transfer from this Plan that is not initiated by the participant or is made to another plan maintained by the Company or an Affiliate;

                 (b) the account or the present value of the accrued benefit of a participant who has been a Key Employee but no longer is a Key Employee shall not be taken into account;

                 (c) the account or present value of the accrued benefit of any participant who has not performed services for the Company or an Affiliate at any time during the five-year period

                                      11                                08/13/96
that ends on the determination date shall not be taken into account;

                 (d) any rollover contribution from an unrelated plan, initiated by the Employee, and made after December 31, 1983 shall not be taken into account; and

                 (e) effective January 1, 1987, the present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all defined benefit plans maintained by the Company and all Affiliates if a single method is used by all such plans or, otherwise, the slowest accrual method permitted under Section 411(b)(1)(C) of the Code.

                 "Trust Agreement" means the agreement of trust between P.H.
                  ---------------
Glatfelter Company and Morgan Guaranty Trust Company of New York, Trustee, prior to October 1, 1995, and the agreement of trust between P.H. Glatfelter Company and Fidelity Management Trust Company effective October 1, 1995, or any similar agreement hereafter made by P.H. Glatfelter Company and any Trustee at any time acting thereunder.

                 "Trustee" means Morgan Guaranty Trust Company of New York
                  -------
prior to October 1, 1995.  Effective October 1, 1995, "Trustee" means Fidelity
                                                       -------
Management Trust Company or its successor as Trustee under the Trust Agreement.

                 "Valuation Date" means December 31st and such other date or
                  --------------
dates as the Administrator may select.

                                      12                                08/13/96

                 1.2  Uncapitalized Terms.  Any term used herein without an
                      -------------------
initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of Section 401(a) of the Code, and with which the Plan would not comply if such term were not interpreted as used in such provision, shall have as used herein the meaning that it has so used in such provision of the Code.

                 1.3  Gender.  Whenever used herein, the masculine pronoun
                      ------
shall include the feminine.

                                      13                                08/13/96

                                   SECTION 2
                                   ---------

                                  ELIGIBILITY
                                  -----------


          2.1    Active Members as of December 31, 1988.  Each Eligible Employee
                 --------------------------------------
who was an Active Member in the Plan as of December 31, 1988, shall be an Active Member as of January 1, 1989.

          2.2    Other Eligible Employees.  Each Eligible Employee who was not
                 ------------------------
an Active Member in the Plan as of December 31, 1988, shall become an Active Member on the later of (a) January 1 of the first Eligibility Computation Period in which he completes 1000 or more Hours of Service or (b) the date he becomes an Eligible Employee.

          2.3    Former Employees.  If a former Employee who has at any time
                 ----------------
completed 1000 or more Hours of Service in an Eligibility Computation Period during his former employment becomes an Eligible Employee, he shall become an Active Member on the date he becomes an Eligible Employee.

          2.4    Service with Bergstrom Paper Company.  For purposes of
                 ------------------------------------
determining whether an Employee has completed the service requirements of
Section 2.2 or 2.3, employment prior to January 31, 1979, with Bergstrom Paper Company or any affiliate thereof (or a predecessor of either) shall be treated as employment with the Company; provided that only an Employee who is an Eligible Employee shall become an Active Member.

                                      14                                08/13/96

                                   SECTION 3
                                   ---------

                             COMPANY CONTRIBUTIONS
                             ---------------------


          3.1    P.H. Glatfelter Company.  P.H. Glatfelter Company shall
                 -----------------------
contribute for each Plan Year out of current or accumulated profits an amount determined as follows:

                 (a) "Net Income" shall mean the unconsolidated earnings of P.H. Glatfelter Company as reported on for such Plan Year by the regularly employed certified public accountants of the Company in accordance with generally accepted accounting principles (1) before provision is made for Federal and State taxes based on income and any amounts paid or payable as profit sharing distributions, and (2) after such adjustment, if any, of such earnings as the Company may deem proper to exclude from income or costs and expenses on the internal financial statements of P.H. Glatfelter Company (A) any item or items attributable to operation of the Company's Ecusta or Bergstrom Paper Company facilities, for which purpose any interest charged against the Ecusta or Bergstrom Paper Company facilities for internal accounting purposes shall be treated as an item of expense attributable to those facilities but shall be recognized in earnings as an item of income not attributable to those facilities; and (B) the whole or any part of any item or items of an unusual or nonrecurring nature.

                 (b)  The amount to be contributed shall equal the product of:

                                      15                                08/13/96

                      (1) P.H. Glatfelter Company's Hourly Spring Grove Group percentage described in Section 3.3, multiplied by

                      (2)  the sum of:
                           (A) 3% of the first $2,000,000 of Net Income, plus

                           (B) 4% of the next $1,000,000 of Net Income, plus

                           (C) 5% of the next $1,000,000 of Net Income, plus

                           (D) 6% of the next $1,000,000 of Net Income, plus

                           (E) 7% of all Net Income in excess of $5,000,000;

provided that such sum for such Plan Year shall not exceed the lesser of (1) the maximum amount which, after allowance for any contribution required by any pension or retirement plan of the Company, is an allowable deduction for Federal Income and Excess Profits Tax purposes, or (2) 15% of the aggregate Earnings received from the P.H. Glatfelter Company by all Sharing Members employed by such company during the Plan Year.

          3.2    The Glatfelter Pulp Wood Company.  The Glatfelter Pulp Wood
                 --------------------------------
Company shall contribute for each Plan Year out of current or accumulated profits an amount determined as follows:

                 (a) Compute the amount to be contributed by P.H. Glatfelter Company pursuant to Section 3.1.

                                      16                                08/13/96

                 (b) Divide the amount to be contributed by P.H. Glatfelter Company by the aggregate Earnings received from such company by all Sharing Members employed by it during such Plan Year, thereby obtaining the contribution as a percent of the aggregate Earnings of all Sharing Members from such company.

                 (c) The amount to be contributed by The Glatfelter Pulp Wood Company shall equal the percent obtained in (b) times the aggregate Earnings received from The Glatfelter Pulp Wood Company by all Sharing Members employed by it during such Plan Year; provided that the amount to be contributed for such Plan Year shall not exceed the lesser of (1) the maximum amount which, after allowance for any contribution required by any pension or retirement plan of the Company, is an allowable deduction for Federal Income and Excess Profits Tax purposes, or (2) 15% of the aggregate Earnings received from the Glatfelter Pulp Wood Company by all Sharing Members employed by it during the Plan Year.

          3.3    Hourly Spring Grove Group Percentage.  The P.H. Glatfelter
                 ------------------------------------
Company's Hourly Spring Grove Group percentage for any Plan Year is the aggregate Earnings of all Sharing Members employed by P.H. Glatfelter Company for such Plan Year expressed as a percentage of the aggregate such Earnings of:

                 (a)  all Sharing Members in this Plan,

                 (b) effective before October 1, 1995, all Sharing Members in the Profit Sharing Plan of P.H. Glatfelter Company and The Glatfelter Pulp Wood Company (Spring Grove Salaried Group),

                                      17                                08/13/96
or, effective October 1, 1995, all Profit Sharing Participants in the P.H. Glatfelter Company 401(k) Savings Plan who are members of the Spring Grove Salaried Group, and

                 (c) effective before October 1, 1995, all Sharing Members in the P.H. Glatfelter Company Profit Sharing Plan (Corporate Group), or, effective October 1, 1995, all Profit Sharing Participants in the P.H. Glatfelter Company 401(k) Savings Plan, who hold positions in the Corporate Group associated with the Company's Spring Grove operations.

          3.4    Nonforfeitability.  Notwithstanding any other provision of the
                 -----------------
Plan, each Member shall at all times have a 100% nonforfeitable interest in his Account Balance.

                                      18                                08/13/96

                                   SECTION 4
                                   ---------

                        ALLOCATIONS TO SHARING MEMBERS
                        ------------------------------

          4.1    Allocation.
                 ----------

                 (a) As of December 31st of each Plan Year, the amount contributed by the Company in respect of such Plan Year shall be allocated to each Sharing Member for that Plan Year in that proportion which each such Sharing Member's Earnings for such Plan Year bears to the aggregate such Earnings of all Sharing Members for the Plan Year.

                 (b) If for any Top-Heavy Plan Year the contribution on behalf of each individual who was an Active Member at any time during the Plan Year and who is not a Key Employee does not equal at least the required minimum percentage of compensation described in Subparagraph (1), below, the contribution under this Plan on account of each such Active Member (who is not an Employee subject to a collective bargaining agreement where retirement benefits were the subject of good faith bargaining) shall be increased by the amount necessary to cause such contribution to equal such minimum percentage. Contributions shall only be increased under the preceding sentence to the extent required under Section 416(c) of the Code, taking into account all defined contribution plans maintained by the Company. Notwithstanding any provision in the Plan to the contrary, in any Top-Heavy Plan Year the required minimum contribution determined under this Paragraph shall be a Nonelective Contribution for the year, and shall be allocated to

                                    19                                  08/13/96
a separate Account for each such Active Member. For purposes of this Section:

                      (1) the required minimum percentage shall be 3%; provided, that, if the Plan does not enable a defined benefit plan in the Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410 of the Code, the required minimum percentage shall be the lesser of 3% or the percentage of compensation, to a maximum of $200,000 (for Plan Years beginning prior to January 1, 1994) or $150,000 (for Plan Years beginning on or after January 1, 1994) of compensation (or such other amount as may be fixed by the Secretary of the Treasury or his delegate pursuant to Section 401(a)(17) of the
Code), allocated to the Key Employee for whom such percentage is the highest for such Plan Year;

                      (2) "compensation" shall mean compensation reported on Form W-2 for the Employee for the Plan Year;

                      (3) contributions under any defined contribution plan included in the Required Aggregation Group or any Permissive Aggregation Group shall be treated as contributions under this Plan; provided, however, that elective deferrals made on behalf of individuals who are not Key Employees shall not be used to meet the minimum contribution requirements of this Paragraph (c); and

                      (4) If an Active Member who is not a Key Employee participates in both a defined benefit plan and a defined contribution plan in the Required Aggregation Group, the

                                      20                                08/13/96

Active Member shall receive the minimum benefit provided under the defined benefit plan in lieu of the minimum contribution provided hereunder.

          4.2    Deferred Elections.  Subject to Section 4.1(b) and Section
                 ------------------
6.2(b)(3), and according to procedures adopted by the Administrator, for each Plan Year each Sharing Member shall be entitled to elect to have any whole percentage, of between 1% and 100%, inclusive, of his Elective Contribution for that year paid over to the Trustee for credit to his Account. The amount so deferred shall be his "elective deferral" for that Plan Year unless an adjustment is required by the limitations of Section 4.3. Any such election shall be filed in a form acceptable to the Administrator according to procedures adopted by the Administrator and an election once filed shall be binding on and irrevocable by the Sharing Member for the Plan Year to which it relates. An election filed with the Administrator shall be presumed to continue in force from year to year until a revised election is filed. The Administrator shall notify each Member, prior to December 15 of each year, of his right to file a revised election. In the absence of an effective election a Sharing Member's elective deferral shall be 100% of his Elective Contribution.

          4.3    Limitation on Elections.  The election authorized in Section
                 -----------------------
4.2 shall be limited by the following rules:

                 (a) For any Plan Year beginning after December 31, 1992, the average actual deferral percentage for the

                                      21                                08/13/96

Highly-Compensated Sharing Members who are covered under this Plan pursuant to a collective bargaining agreement shall not exceed the greater of:

                      (1) one hundred twenty-five percent (125%) of the average actual deferral percentage for all other Sharing Members who are covered under this Plan pursuant to a collective bargaining agreement; or

                      (2)  the lesser of:

                           (A)  two hundred percent (200%) of the average actual
deferral percentage for all other Sharing Members who are covered under this Plan pursuant to a collective bargaining agreement; or

                           (B)  two percent (2%) plus the average actual
deferral percentage for all other Sharing Members who are covered under this Plan pursuant to a collective bargaining agreement.

                 (b) For any Plan Year beginning after December 31, 1986, the average actual deferral percentage for the Highly-Compensated Sharing Members who are covered under this Plan without regard to a collective bargaining agreement shall not exceed the greater of:

                      (1) one hundred twenty-five percent (125%) of the average actual deferral percentage for all other Sharing Members who are covered under this Plan without regard to a collective bargaining agreement; or

                      (2)  the lesser of:

                                      22                                08/13/96

                           (A)  two hundred percent (200%) of the average actual
deferral percentage for all other Sharing Members who are covered under this Plan without regard to a collective bargaining agreement; or

                           (B)  two percent (2%) plus the average actual
deferral percentage for all other Sharing Members who are covered under this Plan without regard to a collective bargaining agreement.

                 (c) For purposes of Paragraph (a), the "average actual deferral percentage" for a specified group of Sharing Members for a given Plan Year shall be the average of the actual deferral percentages, calculated separately for each Sharing Member in such group. The "actual deferral percentage" shall be the ratio of:

                      (1) the sum of the amount of Elective Contributions actually paid over to the Fund on behalf of each Sharing Member for such Plan Year (including such amounts as may be paid to the Sharing Member under Paragraph (f) for the Plan Year), plus the amount of Nonelective Contributions allocated to each Sharing Member for such Plan Year (if the Company elects to take such Nonelective Contributions into account) and, in the case of any Sharing Member who is a Highly-Compensated Sharing Member, elective deferrals for the year under any other qualified retirement plan maintained by the Company or any Affiliate; to

                      (2) the Sharing Member's compensation (as defined in Paragraph (e)) for such Plan Year.

                                      23                                08/13/96

                 (d) (1) In any Plan Year in which the elections by Members under Section 4.2 would otherwise cause both of the tests described in Paragraph
(a) or (b) to be failed, the elective deferrals by Highly-Compensated Sharing Members shall be reduced to the extent necessary to satisfy at least one of the tests in Paragraph (a). The reduction shall be accomplished (i) by prospectively limiting the amount of elective deferrals by Highly-Compensated Sharing Members or, (ii) after application of clause (i) of this sentence, by paying to the Highly-Compensated Sharing Members the excess amount of their elective deferrals (with earnings thereon) not later than the end of the Plan Year immediately following the close of the Plan Year in which the elective deferrals were made; provided, however, that, for any Highly-Compensated Sharing Member who is also a participant in any other qualified retirement plan maintained by the Company or any Affiliate under which the Highly-Compensated Sharing Member makes elective deferrals for such year, the Company shall coordinate corrective action under this Plan and such other plan for the year.

                      (2) The amount of the reduction shall be the amount necessary to reduce the amount of elective deferrals by Highly-Compensated Sharing Members to a maximum adjusted percentage, which shall be the highest percentage that would cause one of the tests in Paragraph (a) or Paragraph (b), as the case may be, to be satisfied if each such Highly-Compensated Sharing Member who had an actual deferral percentage greater than

                                      24                                08/13/96
such maximum adjusted percentage had instead such lower percentage, reducing the elective deferrals of the Highly-Compensated Sharing Members and elective deferrals under any other qualified retirement plan maintained by the Company or an Affiliate (less any amount previously distributed under Paragraph (g) for the year), in order, beginning with the Highly-Compensated Sharing Member with the highest actual deferral percentage.

                 (e) For any Plan Year in which this Plan and any other qualified retirement plan of the Company or an Affiliate which includes a cash or deferred arrangement are aggregated in order to satisfy the requirements of Sections 401(a)(4), 410(b) or 401(k) of the Code, the identification of Sharing Members and Highly-Compensated Sharing Members for the year shall be determined on the basis of all Employees eligible to make an election under the cash or deferred arrangements of all such plans and the provisions of this Section 4.3 shall be applied as if all such plans were one plan.

                 (f)  For purposes of this Section:

                      (1) "compensation" shall mean compensation reported on Form W-2 for the Employee for the Plan Year, and, at the election of the Company, may include any amount contributed by the Company or an Affiliate on behalf of Sharing Members as elective deferrals or pursuant to salary reduction agreements that is not includible in the gross income of Sharing Members under
Section 125 or 402(a)(8) of the Code;

                                      25                               08/13/96

                      (2) with respect to any Plan Year, only compensation not in excess of the amount to which the $200,000 (for Plan Years beginning before January 1, 1994) or the $150,000 (for Plan Years beginning on or after January 1, 1994) limit of Code section 401(a)(17) has been indexed shall be taken into account. In determining compensation for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants who have not attained Age 19 before the close of the Plan Year. In applying the rules of section 414(q)(6) of the Code, the limit of this Clause shall be allocated among family members in proportion to their compensation as defined in Clause (1); and

                      (3) the compensation and elective deferrals of any 5% owner or any other Highly-Compensated Sharing Member who is one of the top 10 Employees ranked by pay for the year shall be increased by the amount of the compensation or elective deferrals, whichever is applicable, of any Employee who is a spouse or lineal ascendant or descendant (or a spouse thereof) of such Highly-Compensated Sharing Member, and such family member shall not be considered a separate Employee.

                      (g) Effective for Plan Years beginning on or after January 1, 1988, elective deferrals under this Plan, plus any other elective deferrals (as defined in Section 402(g)(3) of the Code) made under any other plan or arrangement maintained by

                                      26                               08/13/96
the Company or an Affiliate for a Sharing Member shall not exceed $7,000 (or such other amount as may apply under Section 402(g) of the Code) for any calendar year. To the extent necessary to satisfy this limitation for any year
(1) elections under Section 4.2 shall be prospectively restricted, and (2) after application of clause (1), the excess elective deferrals under this Plan and any other plan maintained by the Company or an Affiliate (with earnings thereon, but reduced by any amounts previously distributed under Section 4.3(c) for the year) shall be paid to the Member on or before the April 15 first following the calendar year in which such elective deferrals were made. If the elective deferrals under this Plan and any other plan or arrangement maintained by the Company or an Affiliate plus the elective deferrals under any other plan for a Sharing Member exceed such limitation for any calendar year, upon the written request of the Sharing Member made on or before the March 1 first following such calendar year, the excess, including any earnings attributable thereto, shall be paid to the Sharing Member on or before the April 15 first following such calendar year.

                      (h)  The application of this Section 4.3 shall satisfy
Section 401(k) of the Code and regulations thereunder and such other requirements as may be prescribed by the Secretary of the Treasury.

          4.4    Payment of Contributions.  Not later than the time (including
                 ------------------------
any extensions thereof) prescribed by law for filing the Federal income tax return of each contributing Company for

                                      27                               08/13/96
each Plan Year for which contributions are made pursuant to Sections 3.1 and 3.2, the Nonelective Contribution, if any, of each Active Member for such Plan Year shall be paid over to the Trustee and paid to the Member's Account. The balance of the Sharing Member's Elective Contribution over his elective deferral for the Plan Year shall be paid to him in cash (net of any taxes withheld thereon) not later than the March 1 next following the close of the Plan Year for which the allocation was made. The elective deferral of each Sharing Member for the Plan Year shall be paid over to the Trustee as soon as practicable, but in no event later than 90 days after the date the Sharing Member would have received such amount in cash if he had so elected.

          4.5    Cash Payments.  If the entire Account of any Member resulting
                 -------------
from allocations for prior Plan Years shall have been distributed pursuant to Paragraph 7.1(a), then amount, otherwise payable to the Trustee pursuant to
Section 4.4 shall be paid in cash directly to such Member, or, if deceased, to his Beneficiary.

          4.6    Maximum Allocations.
                 -------------------
                 (a) Effective for Plan Years that begin after January 15, 1984 and before January 19, 1987, allocations of Company contributions to Members' Account shall be made subject to the following rules.

                      (1) During any 12-month period beginning May 1 and ending April 30 ("Limitation Year"), the Company

                                      28                               08/13/96
contributions allocated to a Member's Account ("Annual Addition") shall not exceed the least of:

                           (A)  $30,000 (or such other maximum amount as may be
fixed for qualified defined contribution plans by the Secretary of the Treasury or his delegate); or

                           (B)  25% of his compensation from the Company and any
Affiliate for the Year; or

                           (C)  his Combined Plan Maximum as defined in
Subparagraph (a)(2).

The Annual Addition to a Participant's Account is the sum, for all qualified defined contribution plans of the Company or any Affiliate, of (i) employer contributions and forfeitures allocated to his Account for the Limitation Year; plus (ii) the lesser of 50% of his own contributions for the Limitation Year or the amount by which such contributions exceed 6% of his total compensation from the Company or an Affiliate; plus (iii) any contribution allocated to an individual medical account (as defined in Section 415(1)(2) of the Code) under a defined benefit plan maintained by the Company or an Affiliate; plus (iv) amounts derived from contributions paid or accrued after December 31, 1985, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in
Section 419(e) of the Code, maintained by the Company or an Affiliate.

                      (2) A Member's Combined Plan Maximum for a Limitation Year means the amount which causes his Defined

                                      29                               08/13/96

Contribution Plan Fraction for the year to be the difference between 1.0 and his Defined Benefit Plan Fraction for the year. The terms in the preceding sentence have the following meaning:

                           (A)  The "Defined Benefit Plan Fraction" is a
fraction the numerator of which is the Member's projected annual benefit attributable to employer contributions under any qualified defined benefit plan to which the Company or an Affiliate contributes or has contributed on his behalf and the denominator of which is the lesser of 1.25 multiplied by $90,000 (or such other dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Code) adjusted to reflect commencement of benefits before Age 62 or after Age 65, or 1.4 multiplied by 100% of his average annual compensation from the Company or any Affiliate in the thirty-six consecutive months which yield the highest average.

                           (B)  The percentage limitation for any Limitation
Year shall be 25% of the Member's compensation for that Limitation Year from the Company or any Affiliate (or such other percentage as may have been applied under such plans as in effect on the last day of any prior year or may be prescribed by the Secretary of the Treasury or his delegate for any future year).

                      (3) In any Top-Heavy Plan Year and in any Super Top-Heavy Plan Year, Subparagraph (a)(2) above shall be applied by substituting "1.0" for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan

                                      30                               08/13/96

Fraction therein, unless in any Top-Heavy Plan Year (but not in any Super Top-Heavy Plan Year) Section 4.1(a) would not require an increase in the Company contribution allocated to any Member if it were applied by substituting "4%" for "3%" therein.

                      (4) For purposes of this Section 4.6(a), "compensation" shall mean the participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company or any Affiliate, but excluding all other forms of remuneration.

                 (b) Effective for Plan Years that begin after January 19, 1987, allocations of Company contributions to Members' Account shall be made subject to the following rules.

                      (1) During the period beginning May 1, 1987 and ending December 31, 1987 and each calendar year thereafter ("Limitation Year"), the Company contributions allocated to a Member's account under this Plan and any other defined contribution plan maintained by the Company or an Affiliate ("Annual Addition") shall not exceed the least of:

                           (A)  the greater of (i) $30,000 or (ii) one-quarter
of the maximum dollar amount fixed for qualified defined benefit plans under
Section 415(b)(1)(A) of the Code by the Secretary of the Treasury or his delegate; provided, however, that, for any Limitation Year that is a period of less than 12 months, the amount otherwise applicable under this Subparagraph
(1)(A) shall be multiplied by a fraction, the numerator of which

                                      31                               08/13/96
is the number of months in the Limitation Year and the denominator of which is 12; or

                           (B)  25% of the compensation reported on Form W-2 for
the Employee for the Limitation Year; or

                           (C)  his Combined Plan Maximum as defined in
Subparagraph (b)(2).

The Annual Addition to a Member's Account is the sum, for all qualified defined contribution plans of the Company or any Affiliate, of (i) employer contributions and forfeitures allocated to his Account for the Limitation Year; plus (ii) his own contributions for the Limitation Year; plus (iii) any contribution allocated to an individual medical account (as defined in Section 415(l)(2) of the Code) under a defined benefit plan maintained by the Company or an Affiliate; plus (iv) amounts derived from contributions paid or accrued after December 31, 1985, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Company or an Affiliate.

                      (2) A Member's Combined Plan Maximum for a Limitation Year means the amount which causes his Defined Contribution Plan Fraction for the year to be the difference between 1.0 and his Defined Benefit Plan Fraction for the year. The terms in the preceding sentence have the following meaning:

                           (A)  The "Defined Benefit Plan Fraction" is a
fraction the numerator of which is the Member's projected

                                      32                               08/13/96
annual benefit attributable to employer contributions under any qualified defined benefit plan to which the Company or an Affiliate contributes or has contributed on his behalf and the denominator of which is the lesser of 1.25 multiplied by $90,000 (or such other dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Code) adjusted to reflect commencement of benefits before or after the Member's Social Security Retirement Age (as defined below), or 1.4 multiplied by 100% of his average annual compensation (as defined in Section 415(c)(3) of the Code) from the Company or any Affiliate in the thirty-six consecutive months which yield the highest average. For purposes of this Section, a Member's Social Security Retirement Age is (i) Age 65, if the Member was born before January 1, 1938, (ii) Age 66, if the Member was born after December 31, 1937, but before January 1, 1955, or
(iii) Age 67, if the Member was born after December 31, 1954.

                           (B)  The "Defined Contribution Plan Fraction" is a
fraction the numerator of which is the sum of the Annual Additions to the Member's account under all qualified defined contribution plans to which the Company or an Affiliate contributes or has contributed on his behalf for the Limitation Year and all prior Limitation Years, and the denominator of which is the maximum aggregate amounts for all Limitation Years in which he has been an Employee. A Member's maximum aggregate amount for any Limitation Year shall equal the lesser of 1.25 multiplied by the dollar limitation for such Limitation Year or

                                      33                               08/13/96

1.4 multiplied by the percentage limitation for such Limitation Year. The dollar limitation for any Limitation Year is $30,000 (or such other amount as may have been applied under such plans as in effect on the last day of any prior year or, for any future year, if greater, one-quarter of the dollar limitation that may be prescribed by the Secretary of the Treasury or his delegate under Section 415(b)(1)(A) of the Code); provided, however, that, for any Limitation Year that is a period of less than 12 months, the dollar limitation that is otherwise applicable shall be multiplied by a fraction, the numerator of which is the number of months in the Limitation Year and the denominator of which is 12. The percentage limitation for any Limitation Year shall be 25% of the Member's compensation (as defined in Section 415(c)(3) of the Code) for that Limitation Year from the Company or any Affiliate (or such other percentage as may have been applied under such plans as in effect on the last day of any prior year or may be prescribed by the Secretary of the Treasury or his delegate for any future year).

                           (C)  In any Top-Heavy Plan Year and in any Super Top-
Heavy Plan Year, Subparagraph (b)(2) above shall be applied by substituting "1.0" for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction therein, unless in any Top-Heavy Plan Year (but not in any Super Top-Heavy Plan Year) Section 4.1(a) would not require an increase in the Company contribution allocated to any Member if it were applied by substituting "4%" for "3%" therein.

                                      34                               08/13/96

                 (c) The rules of this Section 4.6 shall be applied in accordance with Section 415 of the Code and regulations thereunder.

                 (d) Any amount which would be allocated to a Sharing Member, but for the limitations of this Section 4.6, shall be paid to the Sharing Member in cash. However, if the amounts allocated to the account of a Member under this Plan and any other defined contribution plan maintained by the Company or an Affiliate exceed the limitation set forth in this Section as a result of a reasonable error in estimating the Member's compensation, or such other circumstances as may be permitted by law, the Company shall determine which portion, if any, of such excess amount is attributable to a Member's elective deferrals and Nonelective Contributions under the Plan, until such amount has been exhausted, and shall take the following appropriate steps to correct such violation:

                      (1) While the Member remains an Employee, his excess Nonelective Contributions and/or elective deferrals shall be held in a suspense account by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Member's Account before any Nonelective Contributions or elective deferrals, as appropriate, are made on his behalf for such Plan Year; and

                      (2) When the Member ceases to be an Employee, his excess Nonelective Contributions and/or elective deferrals, along with earnings thereon, held in the suspense

                                      35                               08/13/96
account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of all Sharing Members before any contributions by the Company or Sharing Members may be made for such Plan Year.

          All amounts held in a suspense account pursuant to this Paragraph (d) shall share in investment gains and losses of the Fund.

          4.7    Predecessor Plan. As to Members of a Predecessor Plan who
                 ----------------
become Members of this Plan, this Plan is a continuation of such Predecessor Plan. All Account Balances held as of December 31, 1981, under the Predecessor Plan for Members of the Predecessor Plan who become Members of this Plan shall be deemed to be held under this Plan as part of each such Member's Account.

                                      36                               08/13/96

                                   SECTION 5
                                   ---------
                          ADMINISTRATION OF THE FUND
                          --------------------------

          5.1    Investment by Trustee.  All Company contributions which are
                 ---------------------
paid over to the Trustee shall be invested by the Trustee upon such terms as may be set forth in the Trust Agreement. The Fund under this Plan may be commingled for investment purposes with the fund under any other qualified profit sharing plan to which P.H. Glatfelter Company contributes.

          5.2    Investment Portfolios.  The Administrator shall, by non-
                 ---------------------
discriminatory rule, divide the Fund into two or more separate investment portfolios, and authorize Members to direct how their Accounts shall be invested among the portfolios.

          5.3 Valuation of Accounts. The value of each investment portfolio in the Fund shall be computed by the Trustee as of the close of business on each Valuation Date on the basis of the fair market value of the assets of the Fund. The value of each investment portfolio in the Fund shall be compared with the value of such investment portfolio in the Fund as of the preceding Valuation Date. Any difference in the value, not including contributions, distributions, fees, and transfers made since the preceding Valuation Date, shall be the net increase or decrease of such portfolio in the Fund, and such amount shall be ratably apportioned by the Trustee on its books, among the Members' Accounts which are invested in such investment portfolio at the current Valuation Date.

                                      37                               08/13/96

                                   SECTION 6
                                   ---------

                             BENEFITS FOR MEMBERS
                             --------------------

          6.1    Separation from Service or Death.  A Member's Account Balance
                 --------------------------------
shall be distributed as soon as administratively practicable after his Separation from Service or death; provided, however, that, except in the case of a distribution due to the Member's death, if a Member's Account Balance as of the proposed date of distribution exceeds, or has exceeded at the time of any prior distribution, $3,500, benefit commencement shall be deferred until the Member attains Normal Retirement Age unless the Member elects, according to procedures adopted by the Administrator, an earlier benefit commencement date. Such election may be made no earlier than 90 days prior to the benefit commencement date elected by the member, except as described below. The Company shall supply to each Member whose Account Balance exceeds, or has exceeded at the time of any prior distribution, $3,500, written information relating to (1) his right to defer distribution; (2) the material features of the forms of payment available to him; and (3) the relative values of such forms of payment. Such notice shall be furnished not less than 30 days and not more than 90 days prior to the date of any distribution, including a distribution pursuant to
Section 6.2 or 6.3, that occurs prior to the earlier of the Member's death or the date he attains Normal Retirement Age, except that such notice may be furnished and the distribution may be made less than 30 days prior to the date of distribution if (1) the

                                      38                               08/13/96

Administrator informs the Member that the Member has the right to a period of at least 30 days after receiving such notice to consider the decision whether to elect a distribution and the mode in which he desires such distribution to be made, and (2) the Member, after receiving such notice, affirmatively elects a distribution. The value of a Member's Account Balance for distribution purposes shall be determined at the Valuation Date as of which the distribution is made.

          6.2    Emergency Withdrawals.
                 ---------------------
                 (a) Prior to April 1, 1989, if a Member establishes to the satisfaction of the Administrator his need for funds because of an emergency resulting from a personal accident or illness; an illness, accident or death within his immediate family; or other bona fide emergencies, he shall be entitled to a single-sum emergency benefit in an amount necessary to meet the emergency; provided that the emergency imposes an immediate and heavy financial need upon the Member, which need cannot be met from other resources reasonably available to the Member. The amount which may be withdrawn under this Section 6.2(a) may not exceed the net value of the Member's Account Balance less amounts attributable to (1) earnings on post-1979 elective deferrals credited to the Member's Account after December 31, 1988 and (2) Nonelective Contributions which have been taken into account under Section 4.3(b)(1). The amount distributed will be deducted from and not exceed the net value of the portion of the Member's Account Balance which is eligible for withdrawal under this

                                      39                               08/13/96

Section 6.2(a) at the Valuation Date as of which the distribution is made.

                 (b) (1) On or after April 1, 1989, if a Member establishes to the satisfaction of the Administrator his need for funds due to an emergency resulting from:
                           (A)  (i)     Unreimbursed medical expenses, or


                                (ii)    Income loss due to the inability or
decreased ability of the Member or his spouse to perform his or her job, as a result of an accident or illness of the Member, his spouse or dependent;

                           (B)  Loss of income due to death of the Member's
spouse;

                           (C)  Catastrophic damage to real or personal property
of the Member where uninsured damage exceeds $5,000; and

                           (D)  Such other circumstances or events in the nature
of an unanticipated emergency as may be prescribed by the Secretary of the Treasury or his delegate, he shall be entitled to a single-sum emergency benefit, in an amount not exceeding the amount necessary to meet the emergency; provided that the emergency imposes an immediate and heavy financial need upon the Member, which need cannot be met from other resources reasonably available to the Member. The amount which may be withdrawn as an emergency benefit under this Section

                                      40                              08/13/96

6.2(b) may not exceed the net value of the Member's Account Balance less amounts attributable to (1) earnings on post-1979 elective deferrals credited to the Member's Account after December 31, 1988 and (2) Nonelective Contributions which have been taken into account under Section 4.3(b)(1). Amounts withdrawn shall be charged first against the portion of the Member's Account Balance that is attributable to the Member's (1) pre-1980 elective deferrals and (2) Nonelective Contributions which have not been taken into account under Section 4.3(b)(1), and then to the remainder of the Member's Account Balance which is eligible for withdrawal under this Section 6.2(b); provided that the amount distributed shall be deducted from and shall not exceed the value of the portion of the Member's Account Balance which is eligible for withdrawal under this Section 6.2(b) at the Valuation Date as of which the distribution is made.

                      (2) Notwithstanding any provision in the Plan to the contrary, on or after April 1, 1989, a Member shall not be permitted to withdraw any amount attributable to post-1979 elective deferrals unless the Member has obtained all currently permissible distributions (other than distributions of elective deferrals for emergency or financial necessity) and non-taxable loans, if any, under this Plan and all other plans maintained by the Company or any Affiliate and the Member agrees to be bound by the rules set forth in Subparagraph (3).
                      (3) If the Member withdraws any amounts attributable to post-1979 elective deferrals under this Plan or

                                      41                               08/13/96
any other qualified retirement plan maintained by the Company or an Affiliate, which other plan conditions such withdrawal upon the Member's being subject to rules similar to those stated in this Section 6.2(b), such Member:

                           (A)  May not make elective deferrals under Section
4.2 of this Plan or employee contributions (other than mandatory employee contributions under a defined benefit plan) or elective deferrals under any other plan maintained by the Company or an Affiliate, including the P.H. Glatfelter Company Employee Stock Purchase Plan, for a period of twelve months commencing on the date of his receipt of the withdrawal; and

                           (B)  In the calendar year next following the calendar
year of such withdrawal, may not make elective deferrals under this Plan or any other qualified retirement plan maintained by the Company or an Affiliate in excess of:

                                (i)     $7,000, or such other amount as may be
prescribed under Section 402(g) of the Code, minus


                                (ii)    The total elective deferrals made by the
Member under this Plan and any other qualified plan during the calendar year of the withdrawal.

          6.3 Other Withdrawals. A Member may make withdrawals from his account subject to the following rules:

                 (a) During his fifth consecutive Plan Year as a Member and on or before December 31 thereof or according to other

                                      42                                08/13/96
administrative rules adopted by the Company, he may elect to withdraw in a single sum either 50% or 100% of his Account Balance, excluding the portion thereof attributable to post-1979 elective deferrals (i.e., the portion attributable to contributions to this Plan or a Predecessor Plan for Plan Years after 1979 that the Member could have elected under Section 4.2 to receive in cash) or his Nonelective Contributions. In addition, during each tenth consecutive Plan Year thereafter he may again elect to withdraw in a single sum either 50% or 100% of his Account, excluding the portion thereof attributable to post-1979 elective deferrals or his Nonelective Contributions.

                 (b) An election authorized under Paragraph (a) shall be made in a form acceptable to the Administrator on or before December 31 of the Plan Year during which authorized; provided, however, that, if the Member's Account Balance exceeds, or has exceeded at the time of any prior distribution, $3,500, such election may not be made earlier than 90 days prior to the date of withdrawal and any election so filed shall be irrevocable; except that distribution may be paid within 30 days following the election if (1) the Administrator informs the Member that the Member has the right to a period of at least 30 days after receiving such notice to consider the decision whether to elect a distribution and the mode in which he desires such distribution to be made, and (2) the Member, after receiving such notice, affirmatively elects a distribution. If he fails to make a timely election during a Plan Year in which authorized, all

                                      43                                08/13/96
amounts in his Account shall remain in the Fund to the credit of his Account and subject to withdrawal only as otherwise authorized by this Section 6.3.

                 (c) Payment of the amounts withdrawn shall be made in cash and shall be based on the value of his Account as of the Valuation Date coincident with or immediately preceding the distribution.

                 (d) (1) In addition to the foregoing, the Member may at any time after his fifth consecutive Plan Year as a Member request to withdraw from his Account in a single sum such amount as is necessary to meet a financial necessity; provided that the amount which may be withdrawn may not exceed the net value of the Member's Account Balance less amounts attributable to (1) earnings on post-1979 elective deferrals credited to a Member's Account after December 31, 1988 and (2) Nonelective Contributions which have not been taken into account under Section 4.3(b)(1).

                      (2)  For purposes of this Paragraph:

                           (A)  Prior to April 1, 1989, a "financial
necessity" shall mean the need for funds to meet the costs of higher education for the Member or a dependent of the Member, the purchase of a home for the Member and his family or similar substantial and nonrecurring expenses for the welfare of the Member and his family; and

                           (B)  On or after April 1, 1989, a "financial
necessity" shall mean the need for funds:

                                      44                                08/13/96

                                (i)     For costs directly related to the
purchase (excluding mortgage payments of) the Member's principal residence;

                                (ii)    To prevent eviction from or the
foreclosure on the mortgage on the Member's principal residence;

                                (iii)   To pay tuition, related educational fees
and room and board expenses for the next 12 months of post-secondary education for the Member, his spouse, or dependents (as defined in section 152 of the Code);

                                (iv)    In connection with such other
circumstances or events of a non-emergency nature as may be prescribed by the Secretary of the Treasury or his delegate;

                                (v)     To complete major home maintenance or
improvements costing $1,000 or more;

                                (vi)    To pay debts of $1,000 or more which are
substantially in excess of the Member's assets or income;

                                (vii)   To pay expenses of $1,000 or
more related to divorce and other legal settlements; and

                                (viii)  To pay funeral expenses of $1,000 or
more for a member of the Member's immediate family; provided that the financial necessity imposes an immediate and heavy financial need upon the Member which cannot reasonably be met from other resources available to the Member.

                                      45                                08/13/96

                      (3) The amount distributed will be deducted from and not exceed the net value of the portion of the Member's Account Balance which is eligible for withdrawal under this Section 6.3(d) at the Valuation Date as of which the withdrawal is made; provided that, on or after April 1, 1989, amounts withdrawn under this Section shall be charged first against the portion of the Member's Account Balance that is attributable to his (1) pre-1980 elective deferrals and (2) Nonelective Contributions which have not been taken into account under Section 4.3(b)(1), and then to the remainder of the Member's Account Balance which is eligible for withdrawal under this Section.

                      (4) Notwithstanding any provision in the Plan to the contrary, on or after April 1, 1989, a Member shall not be permitted to withdraw any amount attributable to his post-1979 elective deferrals unless the Member's financial necessity is due to circumstances described in Section 6.3(d)(2)(B)(i) through (v), and the requirements of Sections 6.2(b)(2) and (3) are met with respect to the Member.

                                      46                                08/13/96

                                   SECTION 7
                                   ---------

                      METHOD OF DISTRIBUTION OF BENEFITS
                      ----------------------------------

          7.1    Form of Distribution.  All benefits provided by this Plan with
                 --------------------
respect to a Member or former Member shall be distributed from such Member's Account commencing not later than sixty days following the close of the Plan Year in which his Separation from Service (for reasons other than the death of the Employee) occurs or, if distribution is deferred under Section 6.1 until attainment of Normal Retirement Age, actual distribution shall commence not later than sixty days following the close of the Plan Year in which the Member attains Normal Retirement Age. A Member may elect the method of distribution, subject to the following rules:

                 (a) A Member's benefit may be paid to him in a single sum as soon as administratively practicable after his Separation from Service or, if distribution is deferred to a later date pursuant to Section 6.1, as of such later benefit commencement date elected by the Member.

                 (b) Payments may be made in approximately equal monthly, quarterly, or annual installments over a period of time not to exceed the life expectancy of the Member or the joint and last survivor life expectancy of the Member and his designated Beneficiary, or such lesser period of time as may be required pursuant to the minimum distribution incidental benefit requirements of
Section 401(a)(9)(G) of the Code and regulations thereunder.

                                      47                                08/13/96

                 (c) Payments may not be made in the form of an annuity for the life of the Member or for any period measured with respect thereto.

                 (d) Notwithstanding any other provision of the Plan, the entire Account Balance of a Member shall be distributed to him:

                      (1) not later than April 1 of the calendar year immediately following the calendar year in which he attains Age 70-1/2 (his "Required Beginning Date"); or

                      (2) commencing not later than his Required Beginning Date and over a period certain not extending beyond the joint and last survivor life expectancy of the Member and a designated Beneficiary, or such lesser period of time as may be required pursuant to the minimum distribution incidental benefit requirements of Section 401(a)(9)(G) of the Code and regulations thereunder.

          7.2    Death Benefits.
                 --------------

                 (a)  Designation of Beneficiary. Each Member shall have a
                      --------------------------
Beneficiary who shall receive the death benefit, if any, payable under Paragraph
(b) or (c). Each Member's Beneficiary shall be his surviving spouse unless:

                      (1) the Member has designated a different Beneficiary and the Member's spouse has consented to that designation in writing in an instrument that acknowledges the effect of the designation and is witnessed by a representative of the Administrator on behalf of the Plan or by a notary public; or

                                      48                                08/13/96

                      (2) the Administrator concludes that such consent cannot be obtained because the Member has no spouse or because the spouse cannot be located or that his spouse's consent is not required under such circumstances as are prescribed under governmental regulations.

          If the Member has no spouse on the date of his death, his Beneficiary shall be the person or persons designated by the Member as contingent Beneficiary or Beneficiaries in a designation that named the Member's spouse as primary Beneficiary, or such other person or persons as the Member may have designated as primary or contingent Beneficiary in a designation made at a time when the Member had no spouse or which met the spousal consent requirements described above at the time such designation was made. If no individual named as Beneficiary survives the Member, and no other Beneficiary has been effectively designated by the Member, his Beneficiary shall be his estate.

          A Member may change or revoke any designation made by him under this Section. Any such action, however, (including amendment of any instrument governing a trust designated as beneficiary) that results in someone other than his surviving spouse being his Beneficiary shall be deemed to have named such spouse as primary Beneficiary and such other person as secondary Beneficiary unless the requirements of clause (1) or (2) of this Paragraph are met with respect to such action. The requirements of clause (1) of this Paragraph shall be satisfied with respect

                                      49                                08/13/96
to a change of Beneficiary if the Member's spouse previously consented to the designation of an alternative Beneficiary in accordance with clause (1) and the spouse's consent acknowledged her right to limit consent to a specific Beneficiary and expressly permitted the Member to change his designation without further consent by the spouse.

                 (b)  Death Before Required Beginning Date. If a Member dies
                      ------------------------------------
before his Required Beginning Date described in Section 7.1(d), his entire Account Balance (if there remains any amount in his Account) shall be paid to his Beneficiary. Payment shall be made in a lump sum, or in such other form permitted under Section 7.1 as the Beneficiary may elect; provided, that payments shall be completed no later than the end of the calendar year in which the fifth anniversary of the Member's death occurs unless the Beneficiary is an individual, in which case distribution may be made in substantially equal installments that begin no later than December 31 of the calendar year following the calendar year in which the Member's death occurs (or, if the Beneficiary is the Member's spouse the later of (1) December 31 of the calendar year following the calendar year in which the Member's death occurs or (2) December 31 of the calendar year in which the Member would have attained Age 70-1/2) and continue over a period no longer than the life expectancy of the Beneficiary. If the Beneficiary is the Member's spouse, but such spouse dies before payments to the Beneficiary begin, payments to

                                      50                                08/13/96
a contingent Beneficiary may begin and shall end no later than the dates determined as if the spouse were the Member.

                 (c)  Death After Required Beginning Date. If a Member dies
                      -----------------------------------
after his Required Beginning Date described in Section 7.1(d), any amount remaining in his Account shall be paid to his Beneficiary. Payment shall be made under the form of payment elected by the Member before payments began or in such other form permitted under Section 7.1 as the Beneficiary may elect, but at a rate no less rapid than under the form of payment elected by the Member.

          7.3    Life Expectancy.  For purposes of Sections 7.1 and 7.2, life
                 ---------------
expectancies shall be determined when installment payments begin and shall be redetermined each year thereafter in which such a redetermination would increase the payment period (so measured) by at least one year.

          7.4    Minimum Distribution Requirements.  Notwithstanding any
                 ---------------------------------
provision in the Plan to the contrary, the form and timing of any distribution under the Plan shall comply with the requirements of Section 401(a)(9) of the Code and regulations thereunder, including the minimum distribution incidental benefit requirements of Section 401(a)(9)(G) of the Code.

          7.5    Applicability.  Sections 7.1 through 7.4 shall apply to all
                 -------------
Members, including Members who had a Separation from Service or ceased to be Eligible Employees prior to January 1, 1989.

                                      51                                08/13/96

          7.6    Transfer of Account to Other Plan.
                 ---------------------------------

                 (a) Effective January 1, 1993, if directed by (1) a Participant who is entitled to receive a distribution from the Plan, either pursuant to this Article or pursuant to Article VI, or (2) the spouse or former spouse of a Participant who is entitled to receive a distribution from the Plan pursuant to a qualified domestic relations order, the Administrator shall direct the Trustee to transfer all or a portion (not Less than $500) of the amount to be distributed directly to:

                      (1) an individual retirement account described in section 408(a) of the Code,

                      (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract),

                      (3) a qualified defined contribution retirement plan described in section 401(a) of the Code the terms of which permit the acceptance of rollover contributions, or

                      (4)  an annuity plan described in section 403(a).

                 (b) In addition, if directed by a Participant's surviving spouse who is entitled to receive a distribution from the Plan under Section 7.2, the Administrator shall direct the Trustee to transfer all or a portion (not less than $500) of the amount to be distributed directly to:

                      (1) an individual retirement account described in section 408(a) of the Code, or

                                      52                                08/13/96

                      (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract).

                      (c) The Participant, spouse or former spouse must specify the name of the plan to which the Participant, spouse or former spouse wishes to have the amount transferred, plus such other information as may be requested by the Administrator, on a form and in a manner prescribed by the Administrator.

                      (d) Subsections (a) and (b) shall not apply to the following distributions:

                           (1)  any distribution which is one of a series of
substantially equal payments (not less frequently than annually) over either (1) a period of 10 years or more, or (2) a period equal to the life or life expectancy of the Participant or the joint lives or joint life expectancy of the Participant and his beneficiary,

                           (2)  any distribution if the total distributions paid
or payable from the Plan to the same individual during the same calendar year are reasonably expected by the Administrator to be less than $200,

                           (3)  that portion of any distribution after the
Participant's Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code, or

                                      53                                08/13/96

                      (4) such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

                 (e) The transfers described in Subsections (a) and (b) may be effected by the Trustee by the delivery to the Participant (or spouse or former spouse) or Surviving Spouse of a check payable to the trustee of the transferee plan along with instructions addressed to the Participant (or spouse or former spouse) or Surviving Spouse to deliver such check to the trustee of the transferee plan.

          7.7    Transfers to Salaried Group.  A former Participant in this Plan
                 ---------------------------
who becomes a participant in the P.H. Glatfelter Company 401(k) Savings Plan shall have his Account under this Plan transferred to that plan as soon as practicable following his becoming a participant in that plan. After such transfer, the Employee shall have no further rights under this Plan.

                                      54                                08/13/96

                                   SECTION 8
                                   ---------

                                ADMINISTRATION
                                --------------

          8.1    Administrator.  The Administrator of the Plan shall be the
                 -------------
Employee Benefits Committee, a committee of individuals appointed by the Board from time to time.

          8.2    Named Fiduciary.  The Administrator shall be the named
                 ---------------
fiduciary responsible for administration of the Plan. The Administrator may, however, by or pursuant to a resolution of its Board of Directors, delegate to any person or entity any of its powers or duties under the Plan. To the extent of any such delegation, the delegate shall become the named fiduciary responsible for administration of the Plan (if the delegate is a fiduciary by reason of the delegation), and references to the Administrator shall apply instead to the delegate. Any action by the Administrator assigning any of its responsibilities to specific persons who are directors, officers, or employees of the Company shall not be a delegation of the Administrator's responsibility but rather shall be treated as the manner in which the Administrator has determined internally to discharge such responsibility.

          8.3    Rules of Administration.  The Administrator shall adopt such
                 -----------------------
rules for administration of the Plan as it considers desirable, provided they do not conflict with the express terms of the Plan, and may, in its sole discretion, construe the Plan, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and such action

                                      55                                08/13/96
shall be conclusive and binding on all parties. Records of administration of the Plan shall be kept, and Employees and their Beneficiaries may examine records pertaining directly to themselves.

          8.4    Services to the Plan.  The Administrator may contract for
                 --------------------
legal, actuarial, investment advisory, medical, accounting, clerical and other services to carry out the Plan. The costs of such services and other administrative expenses shall be paid in accordance with Sections 10.1 and 10.2 of the Plan.

          8.5    Funding Policy.  The Administrator shall annually review and
                 --------------
determine the funding policy of the Plan, with the advice of such experts as it deems appropriate.

          8.6    Claims Procedure.
                 ----------------

                 (a) The Company will advise each Member of any benefits to which he is entitled under the Plan. If any person believes that the Company has failed to advise him of any benefit to which he is entitled, he may file a written claim with the head of the Personnel Department. The head of the Personnel Department shall review such claim and respond thereto within a reasonable time after receiving the claim. The head of the Personnel Department shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

                      (1)  the specific reason or reasons for the denial;

                                      56                                08/13/96

                      (2) specific reference to pertinent plan provisions on which the denial is based;

                      (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                      (4) an explanation of the claim review procedure set forth in Paragraph (b) below.

                 (b) Within sixty days of receipt by a claimant of a notice denying a claim under Paragraph (a), the claimant or his duly authorized representative may request in writing a full and fair review of the claim by the Company's Profit Sharing and Stock Ownership Plan Committee. The Company may extend the sixty-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing. The said Committee shall make a decision promptly, and not later than 60 days after the Plan's receipt of a request for review, unless special circumstances (such as the need to hold a hearing, if the said Committee deemed one necessary) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner

                                      57                                08/13/96
calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

          8.7    Liability for Administration. Neither the Company nor any of
                 ----------------------------
its directors, officers or employees shall be liable for any loss due to its or his error or omission in administration of the Plan unless the loss is due to the gross negligence or willful misconduct of the party to be charged or is due to the failure of the party to be charged to exercise a fiduciary responsibility with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

                                      58                                08/31/96

                                   SECTION 9
                                   ---------

                           AMENDMENT AND TERMINATION
                           -------------------------


          9.1    Amendment.  This Plan may be amended at any time by action of
                 ---------
the Board. It may also be suspended or terminated at any time by the Company, by action of the Board. No amendment, suspension, or termination of the Plan shall divest a Member's vested interest or have the effect of providing that the Fund or any part thereof may be used for or diverted to purposes other than the exclusive benefit of Members or their Beneficiaries.

                                      59                                08/13/96

                                  SECTION 10
                                  ----------

                              GENERAL PROVISIONS
                              ------------------


          10.1   Investment Expenses.  Brokerage commissions and transfer taxes
                 -------------------
incurred in connection with the purchase or sale of securities and mutual fund management fees deducted from the mutual fund's stated return shall be added to the cost thereof or deducted from the proceeds thereof as the case may be.

          10.2   Other Expenses.  All other costs and expenses, including the
                 --------------
fee of the Trustee and all expenses incurred in the administration of the Plan, shall be borne by the Company.

          10.3   Voting Rights.  Voting rights with respect to securities may be
                 -------------
exercised by the Trustee or by such proxy as the Trustee may select.

          10.4   Annual Statement.  The Administrator shall, as soon as
                 ----------------
practicable after the end of each Plan Year, deliver to each Member a statement setting forth his interest in the Plan as of the end of such Plan Year. Other statements of account may be delivered from time to time at the discretion of the Administrator.

          10.5   Change of Beneficiary.  A Member may change his Beneficiary at
                 ---------------------
any time by written notice delivered to the Administrator, except that no change in Beneficiary designation (including amendment of any instrument governing a trust designated as Beneficiary) may be made which does not conform to the rules contained in Paragraph (a) of Section 7.2.


                                      60                                08/13/96

          10.6   Payments Due Minors or Incapacitated Persons.  If the
                 --------------------------------------------
Administrator deems any person incapable of receiving any payment to which he is entitled by reason of minority, illness, infirmity or other incapacity, it may direct the Company or the Trustee to make payments directly for the benefit of such person or to any person selected by the Administrator to disburse it whose receipt shall be a complete acquittance therefor. Such payments shall, to the extent thereof, discharge all liability of the Company, the Administrator, the Trustee and the Fund.

          10.7   Uniform Administration.  Whenever in the administration of the
                 ----------------------
Plan any action of the Administrator is required with respect to eligibility or classification of Employees, allocations or distributions to Members, or contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Employees who are shareholders, officers or highly compensated Employees.

          10.8   Return of Nondeductible or Erroneous Contribution.  All
                 -------------------------------------------------
contributions to the Plan are expressly conditioned on their current deductibility by the Company under the Code. If the Internal Revenue Service determines that all or any portion of a contribution is not deductible under
Section 404(a) of the Code, the amount determined to be nondeductible shall be returned to the Company if the Company so directs, provided that such repayment may only be made within one year of the disallowance of the deduction. Also, a contribution made by the Company under a

                                      61                                08/13/96
mistake of fact shall be returned to the Company within one year after the payment of the contribution if the Company so directs.

          10.9   Source of Payment.  Benefits under this Plan shall be payable
                 -----------------
only out of the Fund and the Company shall have no legal obligation, responsibility, or liability to make any direct payment of benefits accrued under the Plan. Neither the Company nor the Trustee guarantees the Fund against any loss or depreciation or guarantees the payment of any benefit thereunder. No person shall have any right under the Plan with respect to the Fund or against the Trustee or Company except as specifically provided for herein.

          10.10  No Right to Employment.  Nothing contained herein shall be
                 ----------------------
deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge him at any time.

          10.11  Inalienability of Benefits.  The rights or interests of a
                 --------------------------
Member or former Member may not be assigned or hypothecated, except pursuant to a qualified domestic relations order or a Federal tax levy made pursuant to
Section 6331 of the Code. The Administrator shall review any domestic relations order to determine whether it is qualified within the meaning of Section 414(p) of the Code. An order shall not be qualified unless it complies with all applicable provisions of the Plan concerning mode of payment and manner of elections. Notwithstanding the preceding sentence and any restrictions on timing of distributions and withdrawals under the Plan, an order

                                      62                                08/13/96
may provide for distribution at any time permitted under Section 414(p) (10) of the Code.

          10.12  Mergers, etc.  No merger or consolidation with, or transfer of
                 ------------
any of the Plan's assets or liabilities to, any other plan shall occur at any time unless each Member would (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

          10.13  Governing Law.  Except as required by federal law, all aspects
                 -------------
of this Plan shall be governed by Pennsylvania Law.

          10.14  Information Required of Participants.  Each individual entitled
                 ------------------------------------
to benefits under the Plan shall file with the Company from time to time in writing his post office address and each change of post office address, and any communication, statement or notice addressed to such individual at his last post office address filed with the Company will be binding upon him for all purposes of the Plan. Each individual entitled to benefits under the Plan also shall furnish the Administrator with such documents, evidence, data or information as the Administrator considers necessary or desirable for the purpose of administering the Plan, or to protect the Trustee, the Company or the Administrator.

          10.15  Missing Persons.  Neither the Trustee, the Company nor the
                 ---------------
Administrator shall be obliged to search for or ascertain

                                      63                                08/13/96
the whereabouts of any individual entitled to benefits under the Plan. Any individual entitled to benefits under the Plan who does not file a timely claim for his benefits will be allowed to file a claim at a later date, and payment of his benefits will commence at that later date.

          10.16  Effective Date. Except as otherwise provided herein, the
                 --------------
foregoing provisions of this amended and restated Plan apply only to individuals who are Employees on or after January 1, 1989. The rights of any other individual or beneficiary of a deceased individual shall be governed by the Plan as in effect at the time of such individual's Separation from Service, except to the extent expressly provided in any amendment adopted subsequent thereto.

            Executed as of the 28th day of June, 1995.

                                     By:  /s/Robert S. Wood
                                         ------------------
                                         Robert S. Wood
                                         Secretary

                                      64                                08/13/96

                                AMENDMENT NO. 1
                                    TO THE
                            PROFIT SHARING PLAN OF
                           P. H. GLATFELTER COMPANY
                                      AND
                       THE GLATFELTER PULP WOOD COMPANY
                          (SPRING GROVE HOURLY GROUP)
                     (As amended effective January 1, 1989
                      Restated effective October 1, 1995)


          Pursuant to Section 9.1 of the Profit Sharing Plan of P. H. Glatfelter Company and The Glatfelter Pulp Wood Company (Spring Grove Hourly Group), as amended effective January 1, 1989 and restated effective October 1, 1995 (hereinafter, the "Plan"), the Plan is hereby amended in the following particulars to reflect the addition of an investment option in P. H. Glatfelter Company Common Stock, effective September 16, 1996:

          1. Section 1.1 is amended by the addition of a new defined term, to read as follows:

          "Investment Medium" or "Investment Portfolio" means any fund, contract, obligation, or other mode of investment to which a Participant may direct the investment of the assets of his Account, as designated by the Administrator.

          2.     Section 5.2 is amended in its entirety to read as follows:

          5.2    Investments and Voting of Shares.
                 --------------------------------

                 (a) Except as provided in Subsection (e) of this Section, the Trustee shall invest Elective Contributions and Nonelective Contributions (if any) paid to it and income thereon in such Investment Media, including shares of stock of the Company, as each Participant may select in accordance with this Section. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

                 (b) Except as provided in Subsection (e) of this Section, a Participant shall select one or more of the Investment Media in which his Accounts shall be invested, and the percentage thereof that shall be invested in each Investment Medium selected. If a Participant fails to make an election pursuant to this Section, amounts allocated to his Account shall be invested in the most conservative of the Investment Media as determined by the Administrator. A Participant may amend such selection by giving prior notice to the Trustee, in a form acceptable to the Trustee and according to procedures determined by the Administrator. Such amendments will be subject to the other requirements of this Section.

                 (c) The Trustee shall vote shares of stock of the Company pursuant to instructions from Participants, for which purpose the Trustee shall aggregate fractional shares and vote them in proportion to instructions from Participants with respect to whole shares. Shares for which no instructions are received shall not be voted.

                 (d) The amounts contributed by all Participants to each Investment Medium shall be commingled for investment purposes.

                 (e) The Trustee may hold assets of the Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

          3. Section 7.1 is amended by the addition of a new subsection (e), to read as follows:

                 (e) (1) Except as described in paragraph (2) below, all distributions from the Plan shall be made in cash.

                      (2) Notwithstanding the foregoing, a Member or Beneficiary who, as of the date of distribution, has invested all or part of his Account in a stock fund which holds shares of the Common Stock of P.H. Glatfelter Company ("Company Shares") may elect, in accordance with procedures established by the Administrator, to receive distribution of such Company Shares in lieu of a cash distribution. Any such distribution of Company Shares shall be made subject to applicable tax withholding rules.

          4. Section 10.3 is amended by the addition of the clause "Subject to subsection 5.2(c)," to the beginning thereof.

                                      2                                 08/13/96

          IN WITNESS WHEREOF, based on action by the Company's Board of Directors, this Amendment is executed this 19th day of August, 1996.


                                               P.H. GLATFELTER COMPANY

                                               BY:/s/Robert S. Wood
                                                  -----------------
                                                  Robert S. Wood
                                                  Secretary


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